EXECUTION COPY


         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS OR PURSUANT TO A WRITTEN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                            ECLIPSYS OPTION AGREEMENT

         ECLIPSYS OPTION AGREEMENT (the "Agreement"), dated as of March 13, 1998, between General Atlantic Partners 38, L.P., a Delaware limited partnership ("Optionor"), ALLTEL Information Services, Inc., an Arkansas corporation ("ALLTEL"), and Eclipsys Corporation, a Delaware corporation ("Eclipsys") (solely with respect to Sections 1.3, 2.2, 3.2, 3.4, 4.1-4.7 and 5.1-5.7).

         THE PARTIES AGREE AS FOLLOWS:

         1. Option.

                  1.1 Grant of Option; Exercise Price. Subject to the terms and conditions herein set forth, Optionor grants to ALLTEL the right (the "Option") to purchase from Optionor up to an aggregate of 60,236 shares of Series D Convertible Preferred Stock, par value $.01 per share, of Eclipsys, each share of which is convertible on the date hereof into 1.5 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), represented by the stock certificates listed on Schedule 1 (the "Stock Certificates") hereto (the "Option Shares") owned by Optionor, at the exercise price (the "Exercise Price") per share specified in Section 1.2 on the applicable Closing Date (as defined below) for the sale of Option Shares, which Exercise Price shall be paid by check or wire transfer of immediately available funds. The number of Option Shares and the Exercise Price shall be subject to adjustment as provided in
Section 2.1.

                  1.2 Exercise Price. The Exercise Price shall be $.01 per share, subject to adjustment as provided in Section 2.1.

                  1.3 Time of Exercise. The Option may be exercised in whole or in part by ALLTEL within 90 days after delivery of written notice to ALLTEL by Eclipsys (in the form attached hereto as Exhibit A) of the exercise, in whole or in part, by either (a) First Union Corporation ("First Union") of the Warrant No. 1 to purchase 1,124,822 shares of Non-Voting Common Stock, par value $.01 per share, dated January 24, 1997, granted by Eclipsys to First Union or (b) BT Investment
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Partners, Inc. ("BT" and, together with First Union, the "Warrantholders") of the Warrant No. 2 to purchase 674,893 shares (the "Warrant Shares") of Non-Voting Common Stock, par value $.01 per share, dated January 24, 1997, granted by Eclipsys to BT (collectively, the "Warrants"). The Warrants were issued pursuant to the applicable provisions of the Preferred Stock and Warrant Purchase Agreement, dated January 24, 1997, among Eclipsys, General Atlantic Partners 38, L.P. ("GAP 38"), General Atlantic Partners 28, L.P. ("GAP 28"), GAP Coinvestment Partners, L.P. ("GAP Coinvestment"), Wilfam Ltd. ("Wilfam"), ALLTEL, First Union, BT, Brean Murray Associates IHS L.P. ("Brean Murray"), Gerald Manolovici ("Manolovici"), St. Paul Venture Capital IV, L.L.C. ("St. Paul") and Peter Karmanos, Jr. ("Karmanos"). The Option shall expire on the earlier of (a) the date that ALLTEL has received an aggregate of 90,354 Option Shares and (b) the 91st day following the expiration date of all of the Warrants (whether by exercise or lapse thereof or otherwise), provided that if the expiration date of the Warrants is extended, the termination date shall be the 91st day following Eclipsys' written notice to ALLTEL of the occurrence of the extended expiration date of the Warrants (the "Termination Date"). This Option may be exercised at any time (and at several different times) on or prior to the Termination Date according to the aforementioned terms.

                  1.4 Exercise. Upon exercise by ALLTEL of the Options, the Option Shares shall be transferred by Escrowholder (acting for Optionor) to ALLTEL as follows: for each 6.666686 shares of Non-Voting Common Stock, par value $.01 per share, of Eclipsys (the "Class B Common Stock") issued pursuant to the Warrants to either First Union or BT or both First Union and BT, Optionor will transfer to ALLTEL one (1) Option Share, subject to adjustment as provided in Section 2.1. The Option Shares shall be transferred pro rata by Optionor and the other persons issuing option rights listed on the attached Schedule 2 (the "Optionors") and according to the percentages therein specified, and Escrowholder shall to the extent possible allocate the Option Shares pro rata among the Optionors.

                  1.5 Manner of Exercising Option.

                           (a) The Option shall be exercisable by ALLTEL or any
permitted assigns only by delivering a completed and fully executed Option Exercise Notice (in the form attached hereto as Exhibit B) to Escrowholder (as defined below) with a copy to Optionor and Eclipsys, not less than ten (10) days prior to the date specified by ALLTEL in such exercise notice for the closing of the purchase and sale of Option Shares pursuant to such exercise notice (the "Closing Date"). If ALLTEL exercises this Option with respect to an amount of Option Shares less than the aggregate number of Option Shares available to it upon such exercise, the remainder of such Option Shares shall remain available for exercise at one or more later times prior to the Termination Date in accordance with this Option Agreement.

                           (b) On the Closing Date, ALLTEL shall deliver to the
Optionor by check or wire transfer, with notice of such payment to the Escrowholder,
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the Exercise Price for the Option Shares so acquired, against delivery by
Escrowholder to ALLTEL of certificates representing the Option Shares which certificates shall be issued in the name of ALLTEL with appropriate legends affixed thereon.

         2. Adjustment of Number of Shares; Substitute Shares.

                  2.1 Changes in Capital Structure. The number and type of shares transferable by Optionor upon exercise of the Option by ALLTEL shall be adjusted from time to time in the same manner as the Warrant Shares are adjusted, as provided for in the Warrants, in the event of any stock split, combination, stock dividend or recapitalization, or conversion or exchange for other securities or property as a result of a merger, sale, liquidation or reorganization of Eclipsys or the issue of any securities, or other similar change in capital structure of Eclipsys. Nothing in this Section 2.1, or elsewhere in this Agreement, however, shall have the effect of altering the aggregate Exercise Price, and the Exercise Price shall be appropriately adjusted in respect of the stock split, combination, stock dividend, recapitalization, conversion, exchange or other event specified herein.

                  2.2 Distributions and Auxiliary Securities. If any Distribution (as hereinafter defined) of securities or other property issued in connection with a transaction contemplated by Section 2.1 ("Auxiliary Securities") with respect to the Option Shares is due, the cash, certificates or other instruments evidencing title to such Distribution or Auxiliary Securities, together with appropriate instruments of transfer shall be delivered by Eclipsys (or by Optionor if received by Optionor) to Escrowholder to be held in the Escrow pursuant to Section 3 herein. Any Distribution or Auxiliary Securities shall become a part of the Option Shares to which it relates, and upon the exercise of the Option shall be transferred to ALLTEL without extra cost. A "Distribution" means any property receivable by Optionor as owner of any Option Shares, or as owner of any Distribution or Auxiliary Securities, and shall include, without limitation, dividends, whether in cash or other property, such as securities, cash, securities or other property arising from a combination, stock dividend, conversion, reorganization, recapitalization, stock split, liquidation, sale or merger or consolidation of Eclipsys or the issuer of any security which is a Distribution or Auxiliary Security, or otherwise; provided, however, that cash dividends in any calendar year out of earnings and profits for such year shall be the sole property of Optionor and shall not be deemed a Distribution.

         3. Escrow.

                  3.1 Creation of Escrow. To ensure Optionor's general ability to perform its obligations under this Agreement, Optionor will, concurrently with the delivery of this Agreement, deliver to the Eclipsys corporate secretary (the "Escrowholder") the Stock Certificates together with a stock power (the "Stock Power") duly executed in blank in the form attached hereto as Exhibit C, such
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documents to be held in escrow (the "Escrow") by such corporate secretary pursuant to the terms of this Section 3.

                  3.2 Duties Upon Exercise of Option. If, prior to the expiration of the Option, Escrowholder is given an Option Exercise Notice, Escrowholder shall first ensure that the number of Option Shares issuable is correct based on the number of shares of Class B Common Stock issuable upon exercise of the Warrants, and then (assuming such Option Shares are properly issuable) Escrowholder shall on the Closing Date specified in the Option Exercise Notice (i) date the Stock Power necessary for the transfer in question,
(ii) fill in the number of Option Shares being transferred and (iii) deliver to ALLTEL the Stock Power, together with a certificate or certificates issued in the name of ALLTEL with appropriate legends affixed thereon representing the number of Option Shares being transferred, possession of the Distributions and Auxiliary Securities with respect to such Option Shares, against delivery to Escrowholder for the benefit of Optionor (or directly to Optionor) of the aggregate Exercise Price for the Option Shares so transferred. Optionor and Eclipsys agree to cooperate, and to cause Eclipsys's transfer agent to cooperate, with respect to furnishing to Escrowholder all necessary stock certificates and other related instruments as appropriate.

                  3.3 Term of Escrow. The Escrow shall continue until the earlier of (i) sixty (60) days following the Termination Date, provided that if the Option has been duly exercised prior to the Termination Date the Escrow shall continue until the transfer of the Option Shares so exercised has been completed on the Closing Date and (ii) such date as ALLTEL has certified to Escrowholder that the Option has expired or has been exercised in full.

                  3.4 Attorney-In-Fact; Additional Stock Assignments. Optionor and Eclipsys hereby constitute and appoint Escrowholder as Optionor's and Eclipsys's attorney-in-fact and agent for the term of this Escrow to execute, with respect to such securities or other property as are deposited with Escrowholder hereunder, all documents necessary or appropriate to make such securities or other property negotiable and complete any transaction herein contemplated. Optionor shall deliver to Escrowholder from time to time such number of Stock Powers or other documents duly executed by Optionor as may be reasonably requested by Escrowholder.

                  3.5 Return of Property. If, at the time of termination of the Escrow, Escrowholder has in Escrowholder's possession any documents, securities, or other property belonging to Optionor, including, without limitation, the Option Shares and Stock Power specified in Section 3.1, then Escrowholder shall deliver all of same to Optionor and shall be discharged of all further obligations hereunder.
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                  3.6 Duties; Modification of Duties.

                           (a) Escrowholder shall carry out Escrowholder's
duties hereunder to the best of Escrowholder's ability but under all circumstances in a professional and workmanlike manner, but shall be liable only for gross negligence or willful misconduct. Escrowholder's duties hereunder may be altered, amended, modified or revoked only by a written instrument signed by ALLTEL, Optionor and Escrowholder.

                           (b) Escrowholder shall be obligated only for the
performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by Escrowholder to be genuine and to have been signed or presented by the proper party or parties. Escrowholder shall not be personally liable for any act Escrowholder may do or omit to do hereunder as Escrowholder or as attorney-in-fact for Optionor while acting in good faith and in the exercise of Escrowholder's own good judgment, and any act done or omitted by Escrowholder pursuant to the advice of Escrowholder's own attorneys shall be conclusive evidence of such good faith.

                           (c) Escrowholder is hereby expressly authorized to
disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case Escrowholder obeys or complies with any such order, judgment or decree of any court, Escrowholder shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding that any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                  3.7 Authorization to Invest. Any cash distributions received by Escrowholder pursuant to this Agreement and designated as a Distribution or Auxiliary Security and which is to be retained in escrow by Escrowholder for more than fifteen (15) days shall be invested in an interest bearing savings account specified by ALLTEL and the interest thereon shall constitute a part of such Distribution or Auxiliary Securities, as applicable.

                  3.8 Statute of Limitations. Escrowholder shall not be liable for the lapse of any rights because of any statute of limitation applicable with respect to this Agreement or any documents deposited with Escrowholder.

                  3.9 Legal Counsel. Escrowholder shall be entitled to employ such legal counsel and other experts as Escrowholder may deem necessary properly to advise Escrowholder in connection with Escrowholder's obligations and may pay such counsel reasonable compensation therefor, for which Escrowholder shall be reimbursed 50% by ALLTEL and 50% by Optionor.
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                  3.10 Termination of Duties; Successor. Escrowholder's
responsibilities as Escrowholder hereunder shall terminate if (i) Escrowholder shall resign by (30) days' written notice to Optionor and ALLTEL, (ii) Optionor and ALLTEL jointly agree to terminate Escrowholder and appoint Escrowholder's successor or (iii) Escrowholder dies or is otherwise unable to continue to discharge its duties hereunder. In the event of Escrowholder's termination as Escrowholder by resignation, death or by otherwise becoming unable to perform, the successor shall be the successor corporate secretary of Eclipsys or another corporate officer designated by the Chief Executive Officer, or if no such officer is appointed, the Chief Executive Officer. Upon Escrowholder's receipt of notice of any such appointment of Escrowholder's successor, all documents, shares and other property then in Escrowholder's possession pursuant to this Agreement shall be delivered to such successor.

                  3.11 Further Instruments. If Escrowholder reasonably requires other or further instruments in connection with this Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

                  3.12 Conflicting Notices; Disputes. If Escrowholder receives a notice from ALLTEL that ALLTEL is exercising any of ALLTEL's rights hereunder, Escrowholder shall first complete all action required with respect to the notice before taking action with respect to any subsequently received notice which in any way conflicts with the prior notice. It is understood and agreed that should any dispute arise with respect to the delivery or ownership or right of possession of the Option Shares and/or the Distribution and Auxiliary Securities with respect thereto, and any other property held by Escrowholder hereunder, Escrowholder is authorized and directed to retain in its possession without liability to anyone all or any part of such securities and such other property until such dispute shall have been settled either by mutual written agreement of the parties concerned or in accordance with Section 4, but Escrowholder shall be under no duty whatsoever to institute or defend any such proceedings as required by Section 4.

                  3.13 Voting of Shares. For so long as the Option Shares and any other voting securities of Eclipsys shall be held by the Escrowholder, Optionor shall be entitled to vote the Option Shares and such securities in all matters presented to the stockholders of Eclipsys and shall be entitled to exercise all other rights as a stockholder of Eclipsys with respect to such securities.

                  3.14 Conversion of Option Shares. Notwithstanding anything to the contrary set forth in this Agreement, the Optionor and ALLTEL agree that (a) the Optionor shall be entitled to convert the Option Shares into shares of Common Stock and (b) in the event of such conversion, the shares of Common Stock issued to the Optionor upon such conversion shall be deemed Option Shares under this Agreement and shall be subject to ALLTEL's Option in accordance with this Agreement.
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         4. Dispute Resolution.

                  4.1 Dispute Resolution Procedures. In the event that a dispute arises between ALLTEL, Eclipsys, and Optionor with respect to the terms and conditions of this Agreement, or any subject matter governed by this Agreement, such dispute shall be settled as set forth in this Section 4. At the time that any dispute is resolved, if the dispute involves an amount of money, interest at a rate equal to the prime rate per annum as announced from time to time by Boatmen's National Bank of Arkansas plus 1 percent shall be paid to the party entitled to receive the disputed amounts to compensate for the lapsed time between the date such disputed amount originally was to have been paid (or was paid) through the date amounts are paid (or credited) in settlement of the dispute.

                  4.2 Claims Procedures. If either ALLTEL, Eclipsys, or Optionor shall have any dispute with respect to the terms and conditions of this Agreement or any subject matter referred to in or governed by this Agreement, such party shall provide written notice to the other party in the form of a claim identifying the issue or amount disputed and including a detailed reason for such claim. The party against whom the claim is made shall respond in writing within 30 days from the date of receipt of the notice of such claim. The party filing the claim shall have an additional 30 days after the receipt of the response to either accept the resolution offered by the other party or request implementation of the procedures set forth in Section 4.3 (the "Escalation Procedures"). Failure to meet the time limitations set forth in this Section 4.2 may result in the implementation of the Escalation Procedures.

                  4.3 Escalation Procedure.

                           (a) Each of ALLTEL, Eclipsys and Optionor agrees to
negotiate, in good faith, any claim or dispute that has not been satisfactorily resolved following the claim resolution procedures described in Section 4.2. To this end, each party agrees to escalate any and all disputes or claims in accordance with Section 4.3(b) before taking further action.

                           (b) If the negotiations conducted pursuant to Section
4.2 do not result in a resolution of the underlying dispute or claim to the satisfaction of a party involved in such negotiations, then either party may notify the other in writing that it desires to elevate the dispute or claim to the President of ALLTEL and the Chairman and Chief Executive Officer, or equivalent thereof, of Optionor or Eclipsys for resolution. Upon receipt by the other party of such written notice, the dispute or claim shall be so elevated and the President of ALLTEL and the Chairman and Chief Executive Officer, or equivalent thereof, of Optionor or Eclipsys shall negotiate in good faith and each use its reasonable best efforts to resolve such dispute or claim. The location, format, frequency, duration and conclusion of these elevated discussions shall be left to the discretion of the representatives involved. Upon mutual agreement, the representatives may utilize other alternative dispute resolution procedures to assist in the negotiations. Discussions and correspondence among the
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representatives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement, exempt from discovery and production, which shall not be admissible in subsequent proceedings between the parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in such subsequent proceeding.

                  4.4 Arbitration Procedures.

                           (a) In the event that a claim, controversy or dispute
between the parties with respect to the terms and conditions of this Agreement, or any subject matter governed by this Agreement, which is subject to arbitration hereunder and which has not been resolved by use of the claims procedure described in Section 4.2 or the Escalation Procedures described in
Section 4.3(b), either party may, within 30 days after the representatives have met to address such claim, controversy or dispute, request binding arbitration with respect thereto in accordance with the following procedures.

                           (b) Either party may request arbitration by giving
the other involved party written notice to such effect, which notice shall describe, in reasonable detail, the nature of dispute, controversy or claim. Such arbitration shall be governed by the Commercial Arbitration Rules of the American Arbitration Association, 1939 Rhode Island Avenue, N.W., Suite 509, Washington, D.C. 20036 ("AAA"), as amended by this Agreement.

                           (c) Upon either party's request for arbitration, an
arbitrator shall be selected by mutual agreement of the parties to hear the dispute in accordance with AAA rules. If the parties are unable to agree upon an arbitrator then either party may request that the AAA select an arbitrator and such arbitrator shall hear the dispute in accordance with AAA rules. For disputes amounting to $10,000,000 or more or in connection with property with a fair market value of $10,000,000 or more, a panel of three arbitrators shall be selected to hear the dispute. In such case, each party shall select one arbitrator who shall be unaffiliated with such party, and the two arbitrators shall select a third arbitrator. If the two arbitrators are unable to agree upon a third arbitrator, the AAA shall select the third arbitrator. In the case of a three arbitrator panel, the decision of a majority of the arbitrators shall control. The arbitration shall be held in Atlanta, Georgia, at such location as may be mutually acceptable to the parties.

                           (d) Each of the parties shall bear its own fees,
costs and expenses of the arbitration and its own legal expenses, attorneys' fees and costs of all experts and witnesses. Unless the award provides otherwise, the fees and expenses of the arbitration procedures, including the fees of the arbitrator or arbitrators, will be shared equally by the involved parties.
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                           (e) Any award rendered pursuant to such arbitration
shall be final, conclusive and binding upon the parties, and any judgment thereon may be entered and enforced in any court of competent jurisdiction.

                           (f) No claims to be resolved under this Section 4 may
be made more than six months after the date by which the fault or failure should reasonably have been discovered and failure to make such a claim within the six month period shall forever bar the claim.

                           (g) Each of ALLTEL, Eclipsys and Optionor shall
continue to perform its obligations under this Agreement during the period of any dispute and the resolution thereof pursuant to this Section 4.

         5. Representations, Warranties and Covenants of Optionor and Eclipsys.

                  5.1 Ownership of Option Shares; No Conflicts. Optionor represents and warrants as of this date and as of any Closing Date, and covenants for the period beginning on this date and ending on the Termination Date of this Agreement, that except for the required waivers of compliance with provisions contained in Section 16.2(b) of the Amended and Restated Stockholders Agreement, dated January 24, 1997 (the "Eclipsys Stockholders Agreement"), among Eclipsys, GAP 38, GAP 28, GAP Coinvestment, Partners HealthCare System, Inc., Harvey J. Wilson, Wilfam, ALLTEL, First Union, BT, Brean Murray, Manolovici, St. Paul and Karmanos, (i) Optionor owns its respective Option Shares and will continue to own such Option Shares until the Termination Date; (ii) Optionor has and will have the right to enter into this Agreement, and to transfer to ALLTEL all or any part of Optionor's respective Option Shares, Distributions and Auxiliary Securities, in each case, free and clear of any lien, claim, encumbrance or restriction of any type or nature whatsoever (other than restrictions on resale that may arise under applicable federal and state securities laws); (iii) Optionor's respective Option Shares, Distributions and Auxiliary Securities are not and will not be subject to any right of first refusal, right of repurchase or any similar right granted to, or retained by, Eclipsys, any stockholder of Eclipsys or any other person; and (iv) there is no provision of any existing agreement, and Optionor will not enter into an agreement, by which Optionor is or would be bound (or to which Optionor is or would become subject) that conflicts or would conflict with this Agreement or the performance of Optionor's obligations under this Agreement other than any such conflicts that have been waived. Optionor and Eclipsys will endeavor to obtain any waivers or consents required under Section 16.2(b) of the Eclipsys Stockholders Agreement, and any other documents or agreements, that may be necessary to effect this Agreement, but in any case Optionor will indemnify ALLTEL for any failure to receive such waivers or consents, including the sale of additional shares if necessary so that ALLTEL receives the full benefit of this Agreement.

                  5.2 Authorization; No Contravention. Each of Optionor and Eclipsys represents and warrants (severally and not jointly in all cases in which they
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are making representative hereunder) that as of this date and as of the Closing
Date the execution, delivery and performance by Optionor of this Agreement and the transactions contemplated hereby (a) have been duly authorized by all necessary action of Optionor and Eclipsys; (b) do not contravene the terms of any organizational documents, or any amendment thereof, of the Optionor or Eclipsys; (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any lien under, any contractual obligation of Optionor or Eclipsys, except for the Eclipsys Stockholders Agreement, or any requirement of law applicable to Optionor or Eclipsys; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "Orders") of any governmental authority against, or binding upon, Optionor or Eclipsys. Except for the Eclipsys Stockholders Agreement, Optionor and Eclipsys have not previously entered into any contractual obligation which is currently in effect or by which Optionor or Eclipsys are currently bound, granting any rights to any person which are in conflict with the rights to be granted by Optionor or Eclipsys in this Agreement.

                  5.3 Governmental Authorization; Third Party Consents. Each of Optionor and Eclipsys represents and warrants that as of this date and as of the Closing Date other than those required under Section 16 of the Securities Exchange Act of 1934, as amended, and Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"), if applicable, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any govern mental authority or any other person in respect of any requirement of law, and no lapse of a waiting period under a requirement of law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Optionor and Eclipsys of this Agreement or the transactions contemplated hereby.

                  5.4 Binding Effect. Each of Optionor and Eclipsys represents and warrants that as of this date this Agreement and as of the Closing Date has been duly executed and delivered by it and constitutes its legal, valid and binding obligations enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

                  5.5 Litigation. Each of Optionor and Eclipsys represents and warrants that as of this date and as of the Closing Date there are no legal actions, suits, proceedings, claims, complaints, disputes or investigations pending or, to the knowledge of Optionor and Eclipsys, threatened, at law, in equity, in arbitration or before any governmental authority against Optionor or Eclipsys which would, if adversely determined, have a material adverse effect on the ability of Optionor or Eclipsys to perform its obligations under this Agreement. No Order has been issued by any court or other governmental authority against Optionor or Eclipsys purporting to enjoin or restrain the execution, delivery or performance of this Agreement.
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                  5.6 Notice of Exercise of Warrants. Eclipsys shall provide written notice to ALLTEL of any exercise of the Warrants as described in Section
1.3 above within 30 days of such exercise and of the termination date of the Warrants as described in Section 1.3 above within 30 days of such termination.

                  5.7 Further Assurances. Upon the reasonable request of Escrowholder, Eclipsys or ALLTEL, Optionor will prepare, execute and deliver any further instruments and do any further acts that may be necessary to carry out more effectively the purpose of this Agreement.

         6. Representations and Covenants of ALLTEL.

                  6.1 Investment Representations. ALLTEL represents, and shall confirm such representations on any Closing Date, that:

                           (a) the securities are being acquired (i) for
ALLTEL's own account, not for the account of any other person and (ii) for investment and not with a view to distribution or resale except in compliance with applicable laws regulating securities;

                           (b) ALLTEL is capable of evaluating the merits and
risks of its investment in the securities and the amount of such investment is within ALLTEL's risk capital means;

                           (c) ALLTEL understands and acknowledges that an
investment in Eclipsys as represented by the Option Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part;

                           (d) ALLTEL understands and acknowledges that it must
bear the economic risk of investment for an indefinite period of time because the transfer to ALLTEL of the Option Shares and the Distribution and Auxiliary Securities has not been registered under the Act, and the Option Shares and the Distributions and Auxiliary Securities cannot be transferred by ALLTEL unless such transfer is registered under the Act or registration is not required in connection with such transfer.

         7. Miscellaneous.

                  7.1 Amendment. This Agreement may only be amended by a writing signed by Optionor and ALLTEL, and where applicable, by Eclipsys and/or Escrowholder.

                  7.2 Transfer of Option and Option Shares. The sale, transfer, assignment, hypothecation or other disposition by ALLTEL of this Agreement, the Option or the Option Shares, Distributions or Auxiliary Securities are subject to (a) applicable restrictions on transfer thereof under federal and state securities laws and (b) the Eclipsys Stockholders Agreement. Except as permitted by the Eclipsys Shareholders Agreement, any attempt by any party to this Agreement to assign this Agreement, any Option Shares, Distributions or Auxiliary Securities and any levy of execution, attachment, or similar process on such securities or property shall be null and void. Subject to the foregoing, this Agreement shall be binding on and inure to the benefit of the successors and assigns of Optionor.

                  7.3 Entire Agreement; Controlling Document. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence and understandings between the parties with respect to the subject matter hereof, whether oral or in writing.

                  7.4 Governing Law, Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into by Delaware residents and to be performed wholly in the State of Delaware. Each party hereto hereby agrees that any action which, in whole or in part, in any way arises under this Agreement shall be brought in the Delaware Court or the United States District Court for the District of Delaware. Each party hereby submits to the exclusive jurisdiction and venue of such Courts for purposes of any such action and agrees that any notice, document or complaint in any such action may be served on it by delivery in the manner provided for the delivery of notices under this Agreement.

                  7.5 Notices. All notices and other communications under this Agreement shall be in writing, shall be effective when received, and shall in any event be deemed to have been received on the date of delivery if delivered personally or by telecopier; on the third business day after the business day of deposit with the U.S. Postal Service for delivery by first class mail, registered or certified, postage prepaid; or on the first business day after the business day of deposit with Federal Express or similar courier for overnight delivery, freight prepaid; in each such case, addressed as follows (until any such address is changed by notice duly given):

                  To Optionor at the address set forth on Schedule 2.

                  To ALLTEL at:             ALLTEL Information Services, Inc.
                                            4001 Rodney Parham Road
                                            Little Rock, Arkansas  72212
                                            Attention:  President

                            with a copy to General Counsel

                  To Eclipsys at:           Eclipsys Corporation
                                            777 East Atlantic Avenue, Suite 200
                                            Delray Beach, Florida  33483

                  To Escrowholder at:       Eclipsys Corporation
                                            777 East Atlantic Avenue, Suite 200
                                            Delray Beach, Florida  33483

                  7.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  7.7 Severability. If any provision of this Agreement shall be determined to be invalid or unenforceable, the remainder shall be valid and enforceable to the maximum extent possible.

                  7.8 Headings. The section headings used in this Agreement are intended principally for convenience and shall not by themselves determine the rights and obligations of the parties to this Agreement.

                  7.9 Delay and Waiver. No delay on the part of any party in exercising any right under this Agreement shall operate as a waiver of such right. The waiver by any party of any other term or condition of this Agreement shall not be construed as a waiver of a subsequent breach or failure of the same term or condition or a waiver of any other term or condition contained in this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement the day and year first above written.

GENERAL ATLANTIC PARTNERS 38, L.P.

By:  General Atlantic Partners, LLC,
         its General Partner

By:
     Name:
     Title:


ALLTEL INFORMATION SERVICES, INC.

By:
     Name:
     Title:

ECLIPSYS CORPORATION
(solely with respect to Sections 1.3, 2.2, 3.2,
3.4 and 4.2)

By:
     Name:
     Title:


ROBERT VANARIA
as Senior Vice President of Administration,
   Chief Financial Officer and Treasurer of
   Eclipsys Corporation
as Escrowholder
(solely with respect to Section 3 hereof)

                                   Schedule 1

                       General Atlantic Partners 38, L.P.
                       ----------------------------------


Number of Shares of Series D
Convertible Preferred Stock                      Stock Certificate
---------------------------                      -----------------

          60,236                                        D-5

                                   Schedule 2


Optionor                              Percentage             Address
--------                              ----------             -------

General Atlantic Partners 38, L.P.    58.14108      c/o General Atlantic Service
                                                      Corporation
                                                    3 Pickwick Plaza
                                                    Greenwich, Connecticut 06830

GAP Coinvestment Partners, L.P.       10.09912      c/o General Atlantic Service
                                                      Corporation
                                                    3 Pickwick Plaza
                                                    Greenwich, Connecticut 06830

Wilfam Ltd.                           31.759803     969 South Ocean Boulevard
 (guaranteed by Harvey J. Wilson)     _________     Delray Beach, Florida 33483
                                      100.000%

                                    Exhibit A

                             Warrant Exercise Notice

                                                                          [Date]

ALLTEL Information Services, Inc.
4001 Rodney Parham Road
Little Rock, Arkansas  72212
Attn:  President

         This is to inform you that on [date] First Union Corporation ("First Union") exercised its rights under the Warrant, dated January 24, 1997, numbered 1, granted by Eclipsys Corporation to First Union, to purchase __________ shares of Non-Voting Common Stock, par value $.01, and/or

         on [date] BT Investment Partners, Inc. ("BT") exercised its rights under the Warrant, dated January 24, 1997, numbered 2, granted by Eclipsys Corporation to BT, to purchase __________ shares of Non-Voting Common Stock, par value $.01.

         By virtue of the above-mentioned Warrant exercise, you are hereby notified that you may exercise your rights under the Eclipsys Option Agreements, dated as of March 13, 1998.

                                            ECLIPSYS CORPORATION


                                            By:
                                               Name:
                                               Title:

                                    Exhibit B

                             Option Exercise Notice


                                                                          [Date]

Eclipsys Corporation
777 East Atlantic Avenue, Suite 200
Delray Beach, Florida 33483
Attn:  Corporate Secretary

         1. Exercise of Option. Effective as of the above date, the undersigned hereby exercises its option to purchase ___________ shares of Series D Convertible Preferred Stock, par value $.01 per share, of Eclipsys Corporation ("Eclipsys") pursuant to the Eclipsys Option Agreement, dated as of March 13, 1998 between General Atlantic Partners 38, L.P. ("Optionor") and ALLTEL Information Services, Inc. (the "Agreement"). The exercise price per share is $.01 for an aggregate purchase price of $__________.

         2. Closing Date. The Closing Date shall be _________, as specified by the undersigned, which date is not less than 30 days from the date of this Option Exercise Notice.

         3. Delivery of Payment. The undersigned shall deliver by check or wire transfer the above aggregate purchase price to Optionor and provide a confirmation of such transfer on the Closing Date.

         4. Confirmation of Exercise of Warrants. The undersigned confirms that it has received notice of the exercise of the Warrants (as defined in the above-mentioned Agreement).

         5. Delivery of Certificates. You are instructed to deliver the Certificates to the undersigned as required by the Agreement on the Closing Date.


Submitted by:                                      Accepted by:

ALLTEL Information Services, Inc.                  Steven L. Kinderman
                                                   as Escrowholder
By:

Title:

                                    EXHIBIT C


STOCK POWER

         FOR VALUE RECEIVED and pursuant to the Eclipsys Option Agreement, dated as of March 13, 1998 the undersigned hereby sells, assigns and transfers unto __________________ (________) shares, par value $.01 per share, of Series D
Convertible Preferred Stock of Eclipsys Corporation, a Delaware corporation, standing in the undersigned's name on the books of said corporation represented by certificate number _____ delivered herewith, and does hereby irrevocably constitute and appoint ___________ as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.

Dated: _______________, 19__


                                            --------------------------
                                            (Signature)


                                            --------------------------
                                            (Type or Print Name)


                                            --------------------------
                                            (Spouse's Signature, if any)


                                            --------------------------
                                            (Type of Print Name)


This Stock Power was executed in conjunction with the terms of an Option Agreement between the above assignor and ALLTEL Information Services, Inc., dated as of March 13, 1998, and may be utilized only in connection with the terms of such agreement.


INSTRUCTION:  PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINE.